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                                                                      EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)


                                                          Three Months Ended                 Six Months Ended
                                                             January 31,                       January 31,
                                                     ---------------------------         -----------------------
                                                         1996          1995 (1)             1996        1995 (1)
                                                     ----------       ---------          ----------     --------
Primary:
   Net earnings applicable to common stock           $   46,234       $  41,771          $   46,325     $ 38,596
                                                     ==========       =========          ==========     ========
Shares
       Weighted average number of common shares
         outstanding                                     34,996          34,964              34,991       34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                    683             400                 636          364
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                   657             511                 693          404
                                                     ----------       ---------           ---------     --------
       Weighted average number of common shares
         outstanding as adjusted                         36,336          35,875              36,320       35,732
                                                     ==========       =========           =========     ========

Net earnings per common share                        $     1.27       $    1.16           $    1.28     $   1.08
                                                     ==========       =========           =========     ========


Fully Diluted:
   Net earnings applicable to common stock           $   46,234       $  41,771           $  46,325     $ 38,596
                                                     ==========       =========           =========     ========

   Shares
       Weighted average number of common shares
         outstanding                                     34,996          34,964              34,991       34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                    661             399                 621          365
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                   657             511                 696          404
                                                     ----------       ---------           ---------     --------
       Weighted average number of common shares
         outstanding as adjusted                         36,314          35,874              36,308       35,733
                                                     ==========        ========           =========     ========

Net earnings per common share                        $     1.27        $   1.16           $    1.28     $   1.08
                                                     ==========        ========           =========     ========


 (1): This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution less than 3%.